Form of Amendment No. 9 Amendment to Custody Agreement

This Amendment No. 7 dated as of April 30, 2018 (this “Amendment”) to the Custody Agreement dated October 1, 1999, as amended (the “Agreement”), by and between The Bank of New York Mellon (formerly known as The Bank of New York) (the “Custodian”) and Westcore Trust (the “Trust”), shall be as follows:

WHEREAS, the Trust and the Custodian have entered previously into the Agreement;

WHEREAS, the Board of Trustees of the Trust has approved the renaming of the Trust and all of its series (the “Funds”); and

WHEREAS, the Trust and the Custodian wish to amend certain provisions of said Agreement to reflect the new name of the Trust and the Funds effective May 1, 2018;

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1.	All references in the Agreement to “Westcore Trust” shall be replaced with “Segall Bryant & Hamill Trust” effective May 1, 2018; and

2.	To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto effective May 1, 2018.

Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the date first set forth above.

WESTCORE TRUST		THE BANK OF NEW YORK MELLON

By:		By:
Name:	Jasper R. Frontz	Name:
Title:	Treasurer and Chief Compliance Officer	Title:

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APPENDIX B

List of Series

(effective as of May 1, 2018)

Segall Bryant & Hamill Micro Cap Fund

Segall Bryant & Hamill Small Cap Value Dividend Fund

Segall Bryant & Hamill Small Cap Growth Fund

Segall Bryant & Hamill Small Cap Growth Fund II

Segall Bryant & Hamill Smid Cap Value Dividend Fund

Segall Bryant & Hamill Mid Cap Value Dividend Fund

Segall Bryant & Hamill Mid Cap Value Dividend Fund II

Segall Bryant & Hamill Large Cap Dividend Fund

Segall Bryant & Hamill Fundamental International Small Cap Fund

Segall Bryant & Hamill Global Large Cap Fund

Segall Bryant & Hamill Plus Bond Fund

Segall Bryant & Hamill Quality High Yield Fund

Segall Bryant & Hamill Municipal Opportunities Fund

Segall Bryant & Hamill Colorado Tax Free Fund

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